UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 200 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2015, Atara Biotherapeutics, Inc. (the “Company”) entered into the First Amendment to Lease (the “Amendment”) with BPG Rock Westlake, LLC, a Delaware limited liability company (“BPG”), which amended that certain Office Lease, by and between the Company and BPG (the “Lease”).  The Amendment provides for an increase in the rentable square footage under the Lease, which consists of 4,843 rentable square feet located at 4360 Park Terrace Drive, Suite 100, Westlake Village, California (the “Premises”) by 7,600 rentable square feet located at 4360 Park Terrace Drive, Suite 220 (the “Additional Space”).  The Additional Space will be delivered to the Company and become effective on September 15, 2015.  Pursuant to the Amendment, the Company also exercised its Option to Expand into 4360 Park Terrace Drive, Suite 120 which will result in an additional increase in the rentable square footage of the Premises by 2,937 rentable square feet (the “Expansion Space”).  The Expansion Space will be delivered to the Company and become effective upon the Substantial Completion of the Expansion Space Work (as such terms are defined in the Lease).

The term of the original Premises under the Lease was 39 months and was set to expire on March 31, 2018 (the “Lease Term”).  Pursuant to the Amendment, the Company and BPG have agreed that the Lease Term of the original Premises, as well as the terms for the Additional Space and the Expansion Space, shall expire on April 30, 2019.  Pursuant to the Lease, the Company’s Percentage Share of Basic Costs (as such terms are defined in the Lease) for the original Premises is 4.51%.  The Company’s Percentage Share of Basic Costs for the Premises will increase to a total of 11.59% effective as of September 15, 2015 upon delivery of the Additional Space, and will further increase to a total of 14.3% effective upon the delivery of the Expansion Space.

The base rent per rentable square foot pursuant to the Lease was $2.00 for the first year of the Lease Term, $2.06 for the second year of the Lease Term, $2.12 for the third year of the Lease Term and $2.18 for months 37 through 39 of the Lease Term; provided, however that the base rent per rentable square foot for months two through four of the Lease Term was $0, subject to certain conditions.  Pursuant to the Amendment, the base rent per rentable square foot will be $2.00 from September 15, 2015 through January 31, 2016, $2.06 from February 1, 2016 through January 31, 2017, $2.12 from February 1, 2017 through January 31, 2018, $2.19 from February 1, 2018 through January 31, 2019 and $2.25 from February 1, 2019 through April 30, 2019.

The foregoing descriptions of the Amendment and the Lease are only summaries and are qualified in their entirety by reference to the Amendment and the Lease, respectively.  The Company intends to file a copy of the Amendment and the Lease as exhibits to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ John F. McGrath, Jr.
John F. McGrath, Jr.
Chief Financial Officer

Date:   September 14, 2015